UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2012
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2012, Harbinger Group Inc. (the “Company”) and Harbinger Capital Partners LLC (“Harbinger Capital) (collectively, the “Parties”) entered into a reciprocal services agreement (the “Services Agreement”).  Affiliates of Harbinger Capital own more than a majority of the Company’s outstanding common stock.

Pursuant to the Services Agreement, the Parties each agreed to provide or cause to be provided services to each other, including their respective affiliates and subsidiaries. The services may include providing office space and operational support and each Party making available their respective employees to provide services as reasonably requested by the other Party, subject to any limitations contained in applicable employment agreements and the terms of the Services Agreement.  Each Party will pay the other Party a service fee for the services provided and such service fee is intended to be the actual cost of the service without profit but including, as applicable, one-time costs, out-of pocket costs, costs of consents, fully loaded hourly rates and any pass through or allocation of payments.  The Services Agreement provides that the Parties are subject to confidentiality obligations and that the Parties will indemnify each other and their related parties against certain costs and liabilities arising out of the performance of the Services Agreement.  The Services Agreement will continue in effect until terminated by either Party, following thirty (30) days advance written notice.

On October 31, 2012, a special committee of the board of directors (the “Board”) of the Company, comprised of independent directors under the rules of the New York Stock Exchange, advised by independent counsel, determined that it is in the best interests of the Company and its stockholders (other than Harbinger Capital and its affiliates) for the Company to enter into the Services Agreement and recommended to the Board that they approve entry into the Services Agreement. On November 1, 2012, the Board approved the Services Agreement.

The above summary of the terms of the Services Agreement is qualified in its entirety by reference to the text of the Services Agreement, a copy of which is filed as exhibit 10.1 hereto and which is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description

10.1	Services Agreement, dated November 14, 2012, by and among Harbinger Group Inc. and Harbinger Capital Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Dated: November 15, 2012	By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Services Agreement, dated November 14, 2012, by and among Harbinger Group Inc. and Harbinger Capital Partners LLC.